Exhibit 16.1

December 6, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	Naturade, Inc. Commission File No. 33-7106-A

We have read the statements that Naturade, Inc. has included in Item 4.01 of the Form 8-K filed on December 6, 2006. We agree with such statements made insofar as they relate to our Firm.

Sincerely,

/s/ Squar, Milner, Miranda & Williamson, LLP

Newport Beach, California